Exhibit 99.1

CEREPLAST ANNOUNCES REGISTERED DIRECT
OFFERING OF $5.0 MILLION

EL SEGUNDO, Calif. — November 11, 2011 — Cereplast, Inc. (NASDAQ: CERP), a leading manufacturer of proprietary biobased, compostable and sustainable plastics, has entered into definitive agreements with institutional investors to sell an aggregate of 3,125,000 units, with each unit consisting of one share of its common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase 0.75 shares of Common Stock, in a registered direct offering for gross proceeds of $5.0 million, before deducting placement agents’ fees and estimated offering expenses. The investors have agreed to purchase the units for a negotiated price of $1.60 per unit. The per share exercise price of the warrants is $2.20. The warrants are exercisable beginning on the date that is 180 days following the closing date of this offering and will expire on the date that is five years from the closing date.

The securities described above are being offered directly by Cereplast pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. The company anticipates that the net proceeds from the offering will be used for general corporate purposes and working capital. The closing of this offering is expected to occur on or about November 16, 2011, subject to the satisfaction of customary closing conditions.

Lazard Capital Markets LLC served as the lead placement agent and Ardour Capital Investments, LLC served as the co-placement agent for the offering. When available, copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov or from Lazard Capital Markets LLC at 30 Rockefeller Plaza, 60th Floor, New York, NY 10020.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any state or jurisdiction.

About Cereplast, Inc.

Cereplast, Inc. (NASDAQ:CERP) designs and manufactures proprietary biobased, sustainable plastics which are used as substitutes for traditional plastics in all major converting processes — such as injection molding, thermoforming, blow molding and extrusions — at a pricing structure that is competitive with traditional plastics. On the cutting-edge of biobased plastic material development, Cereplast now offers resins to meet a variety of customer demands. Cereplast Compostables® resins are ideally suited for single-use applications where high biobased content and compostability are advantageous, especially in the food service industry. Cereplast Sustainables® resins combine high biobased content with the durability and endurance of traditional plastic, making them ideal for applications in industries such as automotive, consumer electronics and packaging. Learn more at www.cereplast.com. You may also visit the Cereplast social networking pages at Facebook.com/Cereplast, Twitter.com/Cereplast and Youtube.com/Cereplastinc.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

Contacts:
Cereplast, Inc. Public Relations Nicole Cardi (310) 615-1900 x154 ncardi@cereplast.com	LHA Investor Relations Mary Magnani (415) 433-3777 mmagnani@lhai.com